EXHIBIT 10.43

THE CORPORATE EXECUTIVE BOARD COMPANY
TERM SHEET FOR
DIRECTOR NON-QUALIFIED STOCK OPTIONS

FOR GOOD AND VALUABLE CONSIDERATION, The Corporate Executive Board Company, a Delaware corporation (the “Company”), hereby grants to Optionee named below the non-qualified stock option (the “Option”) to purchase any part or all of the number of shares of its $0.01 par value Common Stock (the “Common Stock”) that are covered by this Option, as specified below, at the Exercise Price per share specified below and upon the terms and subject to the conditions set forth in this Term Sheet, the Plan specified below (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time. This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

The Plan:

 Name of Optionee:

 Social Security Number:

 Grant Date:

 Number of Shares of Common Stock covered by Option:

 Exercise Price Per Share:

 Expiration Date:

 Vesting Schedule:

This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. By accepting this Term Sheet, Optionee acknowledges that he or she has received and read, and agrees that this Option shall be subject to, the terms of this Term Sheet, the Plan and the Standard Terms and Conditions.

THE CORPORATE EXECUTIVE BOARD COMPANY

Optionee Signature

By:

Title: